Exhibit 10.3

FIRST AMENDMENT

TO THE

SECOND AMENDED & RESTATED VROOM, INC. 2014 EQUITY INCENTIVE PLAN

This First Amendment (the “Amendment”) to the Second Amended and Restated  Vroom, Inc. 2014 Equity Incentive Plan (the “Plan”) is effective as of September 20, 2016.

Whereas, Section 13 of the Plan provides that the Board of Directors (the “Board”) of Vroom, Inc. (the “Company”) may amend the Plan;

Whereas, the Board has approved the increase of the number of shares of common stock of the Company (“Common Stock”) reserved for issuance under the Plan by 1,500,000 shares, so that an aggregate of 6,231,730 shares of Common Stock are reserved for issuance under the Plan; and

Whereas, the Board has approved the amendments to the Plan set forth herein.

Now, Therefore,

1.  Section 4(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Share Reserve.  Subject to the provisions of Section 12 relating to adjustments upon changes in Common Stock, the number of shares of Common Stock that may be issued pursuant Stock Awards shall not exceed in the aggregate 6,231,730 shares of Common Stock. The maximum number of shares of Common Stock that may be issued pursuant to Options intended to be Incentive Stock Options is 6,231,730.”

2.   Section 4(b) of the Plan is hereby amended and restated in its entirety to read as follows:

“(b) Reversion of Shares to the Share Reserve.  Unless otherwise specifically provided in the applicable Stock Award Agreement delivered to a Participant, if and to the extent that any Stock Award or portion of a Stock Award is forfeited, is repurchased by the Company for no more than the Participant’s original cost, terminates, expires or is canceled, the forfeited, repurchased, terminated or cancelled shares of Common Stock subject to such Stock Award shall again be available for distribution in connection with Stock Awards under the Plan. Subject to the preceding sentence, shares of Common Stock shall be deemed to have been issued pursuant to the Plan with respect to any portion of a Stock Award that is settled or paid in cash. If payment for the exercise of a Stock Award is made by transfer to the Company of shares of Common Stock owned by a Participant, only the number of shares issued net of the shares delivered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock and/or Incentive Stock Options available for delivery under the Plan. To the extent any shares of Common Stock subject to a Stock Award are not delivered to a Participant because such shares are used to satisfy an applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

3.   Except as otherwise specially provided herein, the Plan shall remain in full force and effect.